Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Sep 30, 2001
Payment Date	Oct 15, 2001

Calculation of Interest Expense

Index (LIBOR)	3.487500%
Accrual end date, accrual beginning date and days in Interest Period	Oct 15, 2001 Sep 17, 2001 28
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	90,313,485	60,813,257	6,081,326	16,544,096
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	3.707500%	4.087500%	4.487500%
Interest/Yield Payable on the Principal Balance	260,429	193,335	21,226
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	260,429	193,335	21,226
Interest/Yield Paid	260,429	193,335	21,226

Summary

Beginning Security Balance	90,313,485	60,813,257	6,081,326	16,544,096
Beginning Adjusted Balance	90,313,485	60,813,257	6,081,326
Principal Paid	3,402,941	2,291,412	229,141	659,595
Ending Security Balance	86,910,544	58,521,846	5,852,185	15,920,699
Ending Adjusted Balance	86,910,544	58,521,846	5,852,185
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	86,946,742	58,521,846	5,852,185
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			5,066,989
Ending OC Amount as Holdback Amount				15,920,699
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.4079401	$1.4190318	$0.8338330
Principal Paid per $1000	$5.3304213	$16.8183622	$9.0016869